UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 4, 2014

eMONEco, Inc.
(Exact name of registrant as specified in its charter)

NEVADA
State or Other Jurisdiction of Incorporation

000-54298	80-0818756
(Commission File Number)	(IRS Employer Identification Number)

4745 W. 136th Street
Leawood, KS 66224
(Address of principal executive offices, zip code)

913-871-4336
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 5.01. Changes in Control of Registrant.

On April 15, 2013, eMONEco, Inc., f/k/a Mascot Ventures, Inc. (the “Company”) entered into a Reorganization and Exclusive Sponsorship Licensing Agreement (the “Agreement”) with J.B.D. Consulting, LLC, a Kansas limited liability company (“J.B.D.”) and Mobile Monē,  Inc. a Michigan corporation (“Mobile Monē”).  Pursuant to the terms of the Agreement, the closing of the transaction contemplated by Agreement shall take place immediately upon the full execution of this Agreement, and the satisfaction of all conditions, or at such other time and place as the Parties mutually agree.  Under the Agreement, the Company was, upon closing, to receive an exclusive sponsorship license to perform sales and/or marketing activities for the Mobile Monē mobile banking, commerce, remittance, and payment platform (the “Licensed Services”) in exchange for 8,333,333 shares of common capital stock and 100 preferred shares with voting rights, at all times equal to 51% of the outstanding right to vote.

On November 20, 2013, eMONEco, Inc., f/k/a Mascot Ventures, Inc. issued 8,333,333 shares to J.B.D. pursuant to the terms of the Agreement.  On April 4, 2014, eMONEco, Inc. issued 100 Series A Preferred Shares that hold voting rights at all time of 51% of the issued and outstanding at the record date of voting and convert to the same pro rata.

As a result of these issuances, the Agreement is hereby closed and all obligations of eMONEco, Inc. have been satisfied. Furthermore, as a result of these issuances, eMONEco, Inc. is hereby disclosing that a change in control has occurred as described below.

J.B.D. Consulting, LLC now has a majority holding over the voting rights held in the Company consisting of 51% of voting rights at all times presented by 100 Series A Preferred Shares.  In addition, J.B.D. Consulting, LLC also holds 108,333,329 derived from the 8,333,333 shares issued on November 20, 2013 that were subject to a forward split on December 23, 2013. Donald E. Latson, a Director and an Officer of the Company, is the principal of J.B.D.;

Based upon the current shareholder list, J.B.D. currently holds the following voting rights.

Series	Shares	Voting Rights	Percentage
Common Shares	108,333,329	108,333,329	20.22
Series A Preferred	100	133,881,813	51.00
Total		242,215,142	71.22

ITEM 9.01 Financial Statements and Exhibits
10.1	Certificate of Designation accepted by the state of Nevada on December 17, 2013
10.2	Resolution of the Board issuing the Series A Preferred Shares on April 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMONEco, Inc.

Date: April 10, 2014	By:	/s/ Don Latson
Name: Don Latson
Title: President/CEO